Exhibit 1.01

Conflict Minerals Report of Sensata Technologies Holding plc
in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 ("Rule 13p-1")

The reporting company is Sensata Technologies Holding plc and its wholly-owned subsidiaries, collectively referred to as “the Company,” “Sensata,” “we,” “our,” and “us.” Sensata is a global industrial technology company, engaged in the development, manufacture, and sale of sensors and controls. We produce a wide range of customized, innovative sensors and controls for mission-critical applications such as thermal circuit breakers in aircraft, pressure sensors in automotive systems, and bimetal current and temperature control devices in electric motors.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was signed into law in July 2010, mandated that the U.S. Securities and Exchange Commission (the “SEC”) create rules that assess whether certain materials (Conflict Minerals, as defined below) originating in the Democratic Republic of the Congo (the “DRC”) or adjoining countries (the DRC and adjoining countries are together referred to as the “Covered Countries”) were benefiting armed groups in the area. In August 2012, the SEC issued its final rule, Rule 13p-1, on the reporting of Conflict Minerals.
Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals, referred to as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite, and wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Covered Countries. Because we manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products, we are subject to the requirements of Rule 13p-1.
Reasonable Country of Origin Inquiry ("RCOI")
We have conducted in good faith an RCOI regarding the Conflict Minerals included in our products during the period from January 1, 2018 to December 31, 2018 (the "Reporting Period"), in order to determine whether any of these Conflict Minerals originated in the Covered Countries and were not from recycled or scrap sources. We believe that our RCOI is reasonably designed to determine whether any of the Conflict Minerals that are necessary to the functionality of our products originated in the Covered Countries, and if so, whether they were from recycled or scrap sources.
Pursuant to Rule 13p-1, if a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in one of the Covered Countries, or if such registrant is unable to determine the country of origin of those Conflict Minerals, it must file a Conflict Minerals Report with the SEC describing the due diligence measures it has undertaken or will undertake regarding the source and chain of custody of these Conflict Minerals. Because our RCOI was not conclusive regarding the country of origin of the Conflict Minerals used in our products, we are providing this Conflict Minerals Report in accordance with Rule 13p-1 for the Reporting Period.
Most of our products contain at least one of the Conflict Minerals and fall under the scope of the requirements of Rule 13p-1. Therefore, this disclosure includes information on a company level, including general information for all of our products.
We utilized a third party to administer our RCOI for the Reporting Period. Our RCOI was conducted using the Responsible Minerals Initiative ("RMI") Conflict Minerals Reporting Template ("CMRT"). The CMRT is a standardized reporting template that was developed to facilitate the transfer of information through the supply chain regarding material country of origin and smelters and refiners being utilized. It includes questions related to a supplier’s conflict minerals policy, engagement with its suppliers, and a listing of the smelters the supplier and its suppliers use. In addition, the CMRT contains questions about the origin of Conflict Minerals included in the supplier’s products, as well as supplier due diligence.
As part of the RCOI data collection process, we provided a list of suppliers to our third party administrator for upload into their Software as a Service ("SaaS") platform, which was used to track completed CMRTs (version 5.11 or higher) for the RCOI. The SaaS platform enables its users to complete and track supplier communications, as well as allows suppliers to upload completed CMRTs directly for assessment and management. Quality inspection was performed on CMRTs received from suppliers and responses were validated by reviewing the completeness of the surveys, obtaining additional responses as necessary, and resolving certain defined inconsistencies within the responses to the template. Our third party administrator compared the smelters and refiners provided by our suppliers to the lists of smelters maintained by the RMI and, for facilities that the supplier identified as conflict-free, confirmed that the facility was included on RMI's list of validated conflict-free smelters and refiners of Conflict Minerals. In certain cases, as needed, our third party administrator educated our suppliers as to the importance of Conflict Minerals reporting.
All of our suppliers (approximately1,900 in total, including 1,557 direct suppliers) were surveyed. Approximately 56% of our suppliers (61% of direct suppliers) responded to the survey, an increase in response rate of 10% from the prior year. Based on the results of our RCOI, we do not have sufficient information to allow us to make a determination as to the country of origin of the Conflict Minerals in our supply chain.
OECD due diligence procedures
Because we do not have sufficient information to allow us to make a determination as to the country of origin of the Conflict Minerals in our supply chain, we have performed due diligence on these Conflict Minerals using the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the "OECD Framework"). This due diligence process is described below.
Step 1: Establish company management systems
The purpose of Step 1 of the OECD Framework is to establish strong company management systems by developing a Conflict Minerals strategy and policy, identifying the key stakeholders (the participants who will carry out the initiative), establishing a system of controls and transparency over the supply chain, and establishing a grievance mechanism.
As part of our implementation of this phase of the OECD Framework, we have identified a team (the "Conflict Minerals Team") that includes members from business leadership, legal, finance, and operations. The Conflict Minerals Team functions to periodically review the status of our Conflict Minerals program, ensure that we are making progress towards meeting our compliance goals, and ensure the adequacy of our due diligence process in accordance with the OECD Framework. Certain members of senior management are responsible for overseeing the RCOI, due diligence, and reporting processes.
Our compliance goals include ensuring that we have adequate procedures in place to determine and document which of our products do or may include Conflict Minerals and whether any of our suppliers have sourced Conflict Minerals that have been used in the production of components supplied to us from the Covered Countries.
We utilize best-cost sourcing to the extent possible to keep our costs down. Many of our suppliers are selected in order to maintain quality and performance standards, and many must be qualified based on certain specifications with our customers, in which case customer approval may be required to change suppliers. In addition, in many cases we source our products on a sole-source basis. As a result, in certain circumstances we are limited in our ability to influence our suppliers to modify their sourcing practices or to respond to our RCOI survey requests.
However, the Conflict Minerals Team has developed a policy (the "Conflict Minerals Policy"), which states that: (1) we support the improvement of human rights in the DRC and surrounding areas; (2) we will comply with Rule 13p-1, (3) we will endeavor to direct our business, as much as practical given the constraints noted above, to suppliers who (i) have traceable supply chains, (ii) freely share their data and cooperate with us in identifying whether they have sourced Conflict Minerals from the Covered Countries, and whether any such sourcing has benefited the armed conflict in the region, and (iii) source responsibly; and (4) we will support our customers' inquiries about the source of Conflict Minerals that we use in our manufacturing with responses that are at the supplier (rather than product) level. We periodically monitor our Conflict Minerals Policy to ensure its adequacy. The Conflict Minerals Policy can be found on our website at www.sensata.com.
We have a Code of Business Conduct and Ethics, which outlines expected behaviors for all of our employees. We also have a previously-established grievance mechanism (our ethics hotline), pursuant to which any of our employees may report any concerns involving Conflict Minerals. In February 2014, we added a clause in our standard terms and conditions that states that suppliers must comply with the requirements of the Conflict Minerals regulations.
Step 2: Identify and assess risks in the supply chain
The purpose of Step 2 of the OECD Framework is to identify risks in the supply chain and evaluate these risks. In our implementation of this step of the OECD Framework, we utilized a third party to survey all of our suppliers using the CMRT.
Our global supply chain is complex and we are many tiers removed from, and have no direct relationships with, the smelters or mining companies that may have direct knowledge of the source of the Conflict Minerals used in our products, and whether these Conflict Minerals are financing the armed conflict in the Covered Countries. As a result, we rely on our suppliers to provide us with information regarding the origin of any Conflict Minerals that are included in our products, including, where possible, the smelter's origin. Similarly, our suppliers may depend on their suppliers for this information.
As detailed above, our third party administrator received and reviewed responses from our suppliers as they were received. The responses received generally indicated that (1) the supplier was complete with its analysis and had determined that the Conflict Minerals it provides originated from conflict-free sources, (2) the supplier's analysis was incomplete, (3) the supplier did not provide Conflict Minerals, or (4) the Conflict Minerals the supplier provides did not originate from the Covered Countries. Upon upload of each supplier's CMRT to the SaaS platform, the supplier was assigned a classification based on the information provided in the CMRT. Typically, suppliers were assigned one of three classifications: (1) complete (the CMRT was uploaded successfully with no errors); (2) invalid (the CMRT may contain inconsistent answers or logic errors); or (3) incomplete (upload of CMRT not yet completed by the supplier). All suppliers that were classified as invalid or incomplete were followed up on several times (if needed) by our third party administrator.
Despite efforts to follow up with our suppliers, we did not receive responses from all suppliers surveyed, and the suppliers who responded showed varying levels of cooperation with our inquiries and progress in their own analyses of their supply chain.
Step 3: Design and implement a risk response strategy
The purpose of Step 3 of the OECD Framework is to respond to identified risks in order to prevent or mitigate potential adverse impacts.
As noted in Step 2 above, the CMRT was utilized to obtain information from our suppliers. One of the risks identified in the process is that our suppliers might not provide us valid or complete information, or might not provide information at all, and as a result, we might not be aware of circumstances in which certain suppliers sourced from the Covered Countries and whether such sourcing benefited the armed conflict in the region.
In order to mitigate this risk, our third party administrator reviewed templates received from surveyed suppliers for completeness and reasonableness. Refer to Step 2 above for discussion of the related procedures, including follow up on incomplete or invalid responses.

Based on the results of our due diligence process, we do not have sufficient information to allow us to make a determination as to which of these smelters provided Conflict Minerals that were used in the production of components that we purchased, or which of these Conflict Minerals were sourced from the Covered Countries. Based on information derived from responses obtained from our suppliers and our due diligence efforts, the smelters listed in Appendix I may have been used to process necessary Conflict Minerals that were used in our products.
We used the most recent CMRT template in our responses to our customers, which provides the most up to date list of known smelters with which to cross reference the smelter listings provided by our suppliers.
Step 4: Carry out independent third-party audits of smelter/refiner due diligence process
We are not currently a member of the RMI. However, we leverage the due diligence conducted on smelters and refiners by the RMI's Responsible Minerals Assurance Process ("RMAP"). The RMAP uses independent private sector auditors to audit the source, including mines of origin and chain of custody, of the Conflict Minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners that are found to be RMAP conformant are those for which the independent auditor has verified that the smelter’s or refiner’s Conflict Minerals either did not originate from the Covered Countries or originated from conflict-free mines in the Covered Countries.
Step 5: Report annually on supply chain due diligence
This Conflict Minerals Report and Form SD are being filed in order to comply with Step 5 of the OECD Framework.
Conclusion
We believe that the administration, design, and results of our supplier survey performed during the Reporting Period was consistent with the prior year, as we utilized a third party administrator to perform much of the survey responsibilities (with oversight from our Director of Compliance), including supplier communication, follow up, and response review.
Survey responses from a majority of our suppliers have been received and reviewed. The responses received generally indicated that (1) the supplier was complete with its analysis and had determined that the Conflict Minerals it provides originated from conflict-free sources, (2) the supplier's analysis was incomplete, (3) the supplier did not provide Conflict Minerals, or (4) the Conflict Minerals the supplier provides did not originate from the Covered Countries.
During the Reporting Period, we maintained company management systems over the Conflict Minerals process, including maintaining a Conflict Minerals Policy, our ethics hotline, and our Code of Business Conduct and Ethics.
We reported on our Conflict Minerals program to our customers using the most recent CMRT template in order to ensure accuracy of the smelter listing provided.
However, based on our due diligence processes, we are not able to determine the source or country of origin of all of the Conflict Minerals that were used to manufacture our products during the Reporting Period.

Steps to take in the coming year
As our Conflict Minerals program continues into next year, we plan to take additional steps to improve our due diligence processes, including the following:

•	intensify communication and strengthen Company engagement with suppliers, and apply best practices learned during the current year due diligence processes across all of our businesses;

•
continue to work with our third party administrator to design a survey program that will improve both the percentage of suppliers responding to our surveys as well as the quality of their responses; and

•	continue to develop methods, structure internal management systems, implement tools, and adopt procedures that are designed to support supply chain due diligence in accordance with the OECD Framework.
This Conflict Minerals Report can be found on our website at www.sensata.com. The content on our web site is not incorporated by reference into this Conflict Minerals Report unless expressly noted.

Appendix I: Smelter List
Based on information derived from responses obtained from our suppliers and our due diligence efforts, these smelters may have been used to process necessary Conflict Minerals in our products during the Reporting Period:

Mineral	Smelter or Refiner Facility Name	Location	RMI Audit Status	Conflict-Free	Source from DRC
Gold	8853 S.p.A.	ITALY	Conformant	Yes	Unknown
Gold	Abington Reldan Metals, LLC	UNITED STATES	Non Conformant	Unknown	Unknown
Gold	Advanced Chemical Company	UNITED STATES	Conformant	Yes	Unknown
Gold	African Gold Refinery	UGANDA	Not Enrolled	Unknown	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant	Yes	No
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant	Yes	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant	Yes	Unknown
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant	Yes	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant	Yes	Unknown
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant	Yes	Unknown
Gold	Asahi Pretec Corp.	JAPAN	Conformant	Yes	Unknown
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant	Yes	Unknown
Gold	Asahi Refining USA Inc.	UNITED STATES	Conformant	Yes	Unknown
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant	Yes	No
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Enrolled	Unknown	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant	Yes	Unknown
Gold	Aurubis AG	GERMANY	Conformant	Yes	Unknown
Gold	Bangalore Refinery	INDIA	Active	Unknown	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant	Yes	Unknown
Gold	Boliden AB	SWEDEN	Conformant	Yes	Unknown
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant	Yes	Unknown
Gold	Caridad	MEXICO	Not Enrolled	Unknown	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant	Yes	Unknown
Gold	Cendres + Métaux S.A.	SWITZERLAND	Conformant	Yes	Unknown
Gold	Chimet S.p.A.	ITALY	Conformant	Yes	Unknown
Gold	Chugai Mining	JAPAN	Active	Unknown	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant	Yes	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Enrolled	Unknown	Unknown
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Not Enrolled	Unknown	Unknown
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant	Yes	No
Gold	Dowa	JAPAN	Conformant	Yes	No
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant	Yes	Unknown
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant	Yes	Unknown
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant	Yes	No
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant	Yes	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Enrolled	Unknown	Unknown
Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	Not Enrolled	Unknown	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not Enrolled	Unknown	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Conformant	Yes	Unknown

Mineral	Smelter or Refiner Facility Name	Location	RMI Audit Status	Conflict-Free	Source from DRC
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant	Yes	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Enrolled	Unknown	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Not Enrolled	Unknown	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	HeeSung	KOREA, REPUBLIC OF	Conformant	Yes	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Conformant	Yes	Unknown
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant	Yes	Unknown
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant	Yes	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Enrolled	Unknown	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant	Yes	Unknown
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Not Enrolled	Unknown	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant	Yes	Unknown
Gold	Istanbul Gold Refinery	TURKEY	Conformant	Yes	Unknown
Gold	Italpreziosi	ITALY	Conformant	Yes	Unknown
Gold	Japan Mint	JAPAN	Conformant	Yes	Unknown
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant	Yes	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not Enrolled	Unknown	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant	Yes	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant	Yes	Unknown
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Enrolled	Unknown	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Enrolled	Unknown	Unknown
Gold	Kazzinc	KAZAKHSTAN	Conformant	Yes	Unknown
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conformant	Yes	Unknown
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active	Unknown	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant	Yes	No
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant	Yes	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant	Yes	Unknown
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Enrolled	Unknown	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not Enrolled	Unknown	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	L'Orfebre S.A.	ANDORRA	Conformant	Yes	Yes
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant	Yes	Unknown
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Marsam Metals	BRAZIL	Conformant	Yes	Unknown
Gold	Materion	UNITED STATES	Conformant	Yes	No
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant	Yes	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant	Yes	Unknown
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant	Yes	Unknown
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant	Yes	Unknown

Mineral	Smelter or Refiner Facility Name	Location	RMI Audit Status	Conflict-Free	Source from DRC
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant	Yes	Unknown
Gold	Metalor USA Refining Corporation	UNITED STATES	Conformant	Yes	Unknown
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conformant	Yes	Unknown
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant	Yes	Unknown
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant	Yes	Unknown
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant	Yes	Unknown
Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant	Unknown	Unknown
Gold	Morris and Watson	NEW ZEALAND	Not Enrolled	Unknown	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Enrolled	Unknown	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant	Yes	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conformant	Yes	Unknown
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Enrolled	Unknown	Unknown
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active	Unknown	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant	Yes	Unknown
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant	Yes	Unknown
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant	Yes	No
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant	Yes	Unknown
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant	Yes	Unknown
Gold	PAMP S.A.	SWITZERLAND	Conformant	Yes	Unknown
Gold	Pease & Curren	UNITED STATES	Not Enrolled	Unknown	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant	Yes	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant	Yes	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant	Yes	Unknown
Gold	PX Précinox S.A.	SWITZERLAND	Conformant	Yes	Unknown
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not Enrolled	Unknown	Unknown
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant	Yes	Unknown
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant	Yes	Unknown
Gold	Republic Metals Corporation	UNITED STATES	Conformant	Yes	Unknown
Gold	Royal Canadian Mint	CANADA	Conformant	Yes	Unknown
Gold	SAAMP	FRANCE	Conformant	Yes	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	Not Enrolled	Unknown	Unknown
Gold	Safimet S.p.A	Italy	Conformant	Yes	Unknown
Gold	SAFINA A.S.	CZECH REPUBLIC	Not Enrolled	Unknown	Unknown
Gold	Sai Refinery	INDIA	Not Enrolled	Unknown	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Non Conformant	Unknown	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Enrolled	Unknown	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant	Yes	Unknown
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conformant	Yes	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant	Yes	Unknown
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown

Mineral	Smelter or Refiner Facility Name	Location	RMI Audit Status	Conflict-Free	Source from DRC
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant	Yes	Unknown
Gold	Singway Technology Co., Ltd.	TAIWAN	Conformant	Yes	No
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant	Yes	Unknown
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant	Yes	Unknown
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Enrolled	Unknown	Unknown
Gold	Sudan Gold Refinery	SUDAN	Not Enrolled	Unknown	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant	Yes	Unknown
Gold	SungEel HiTech	KOREA, REPUBLIC OF	Conformant	Yes	Unknown
Gold	T.C.A S.p.A	ITALY	Conformant	Yes	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant	Yes	Unknown
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant	Yes	Unknown
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant	Yes	Unknown
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Tony Goetz NV	BELGIUM	Non Conformant	Unknown	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Enrolled	Unknown	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Conformant	Yes	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant	Yes	Unknown
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant	Yes	Unknown
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant	Yes	Unknown
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant	Yes	No
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Enrolled	Unknown	Unknown
Gold	Valcambi S.A.	SWITZERLAND	Conformant	Yes	Unknown
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conformant	Yes	Unknown
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant	Yes	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conformant	Yes	No
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant	Yes	No
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant	Yes	Unknown
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant	Yes	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant	Yes	No
Tantalum	D Block Metals, LLC	UNITED STATES	Conformant	Yes	No
Tantalum	Exotech Inc.	UNITED STATES	Conformant	Yes	No
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant	Yes	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant	Yes	No
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant	Yes	No
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant	Yes	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant	Yes	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant	Yes	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant	Yes	No
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant	Yes	No
Tantalum	H.C. Starck Inc.	UNITED STATES	Conformant	Yes	No
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant	Yes	No
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant	Yes	Yes

Mineral	Smelter or Refiner Facility Name	Location	RMI Audit Status	Conflict-Free	Source from DRC
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant	Yes	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant	Yes	No
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant	Yes	No
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant	Yes	Unknown
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant	Yes	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant	Yes	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant	Yes	No
Tantalum	KEMET Blue Metals	MEXICO	Conformant	Yes	No
Tantalum	KEMET Blue Powder	UNITED STATES	Conformant	Yes	No
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant	Yes	No
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant	Yes	Yes
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant	Yes	No
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant	Yes	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant	Yes	Yes
Tantalum	NPM Silmet AS	ESTONIA	Conformant	Yes	No
Tantalum	Power Resources Ltd.	MACEDONIA	Conformant	Yes	Yes
Tantalum	QuantumClean	UNITED STATES	Conformant	Yes	No
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant	Yes	No
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conformant	Yes	No
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant	Yes	No
Tantalum	Taki Chemicals	JAPAN	Conformant	Yes	Yes
Tantalum	Telex Metals	UNITED STATES	Conformant	Yes	No
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant	Yes	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant	Yes	No
Tin	Alpha	UNITED STATES	Conformant	Yes	No
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Enrolled	Unknown	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	Conformant	Yes	No
Tin	CV Ayi Jaya	INDONESIA	Conformant	Yes	No
Tin	CV Dua Sekawan	INDONESIA	Conformant	Yes	Unknown
Tin	CV Gita Pesona	INDONESIA	Conformant	Yes	No
Tin	CV Tiga Sekawan	INDONESIA	Conformant	Yes	Unknown
Tin	CV United Smelting	INDONESIA	Conformant	Yes	No
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant	Yes	No
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Active	Unknown	Unknown
Tin	Dowa	JAPAN	Conformant	Yes	No
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant	Unknown	Unknown
Tin	EM Vinto	BOLIVIA	Conformant	Yes	No
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Enrolled	Unknown	Unknown
Tin	Fenix Metals	POLAND	Conformant	Yes	No

Mineral	Smelter or Refiner Facility Name	Location	RMI Audit Status	Conflict-Free	Source from DRC
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant	Yes	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant	Yes	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant	Yes	No
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	Conformant	Yes	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant	Yes	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Non Conformant	Unknown	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant	Yes	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant	Yes	No
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant	Yes	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant	Yes	No
Tin	Metallic Resources, Inc.	UNITED STATES	Conformant	Yes	No
Tin	Metallo Belgium N.V.	BELGIUM	Conformant	Yes	No
Tin	Metallo Spain S.L.U.	SPAIN	Conformant	Yes	No
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant	Yes	No
Tin	Minsur	PERU	Conformant	Yes	No
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant	Yes	No
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant	Yes	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled	Unknown	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant	Yes	No
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant	Yes	No
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conformant	Yes	No
Tin	Pongpipat Company Limited	MYANMAR	Not Enrolled	Unknown	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant	Yes	No
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant	Yes	No
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant	Yes	No
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant	Yes	No
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant	Yes	Unknown
Tin	PT Bangka Prima Tin	INDONESIA	Conformant	Yes	No
Tin	PT Bangka Serumpun	INDONESIA	Conformant	Yes	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Conformant	Yes	No
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant	Yes	No
Tin	PT Bukit Timah	INDONESIA	Conformant	Yes	No
Tin	PT DS Jaya Abadi	INDONESIA	Conformant	Yes	No
Tin	PT Inti Stania Prima	INDONESIA	Conformant	Yes	No
Tin	PT Karimun Mining	INDONESIA	Conformant	Yes	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant	Yes	Unknown
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant	Yes	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Conformant	Yes	No
Tin	PT Panca Mega Persada	INDONESIA	Conformant	Yes	No
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant	Yes	No
Tin	PT Prima Timah Utama	INDONESIA	Conformant	Yes	No
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Active	Unknown	Unknown

Mineral	Smelter or Refiner Facility Name	Location	RMI Audit Status	Conflict-Free	Source from DRC
Tin	PT Refined Bangka Tin	INDONESIA	Conformant	Yes	No
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant	Yes	No
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant	Yes	No
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant	Yes	No
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant	Yes	No
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant	Yes	No
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant	Yes	No
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant	Yes	No
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant	Yes	Unknown
Tin	PT Tommy Utama	INDONESIA	Conformant	Yes	Unknown
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant	Yes	No
Tin	Rui Da Hung	TAIWAN	Conformant	Yes	No
Tin	Soft Metais Ltda.	BRAZIL	Conformant	Yes	No
Tin	Super Ligas	Brazil	Not Enrolled	Unknown	Unknown
Tin	Thaisarco	THAILAND	Conformant	Yes	Yes
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant	Yes	Unknown
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled	Unknown	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant	Yes	No
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tin	Yunnan Tin Company Limited	CHINA	Conformant	Yes	No
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant	Yes	No
Tungsten	ACL Metais Eireli	BRAZIL	Conformant	Yes	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant	Yes	Unknown
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Non Conformant	Unknown	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conformant	Yes	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conformant	Yes	No
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant	Yes	No
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant	Yes	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Active	Unknown	Unknown
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant	Yes	No
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant	Yes	No
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant	Yes	No

Mineral	Smelter or Refiner Facility Name	Location	RMI Audit Status	Conflict-Free	Source from DRC
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Enrolled	Unknown	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	Conformant	Yes	No
Tungsten	Kennametal Huntsville	UNITED STATES	Conformant	Yes	No
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Conformant	Yes	Unknown
Tungsten	Niagara Refining LLC	UNITED STATES	Conformant	Yes	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant	Yes	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant	Yes	Unknown
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant	Yes	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant	Yes	No
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant	Yes	Unknown
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant	Yes	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant	Yes	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant	Yes	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant	Yes	No
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant	Yes	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant	Yes	No